                                                                  Exhibit 10(a)
-------------------------------------------------------------------------------

                                                            [EXECUTION VERSION]



                                    TXU CORP.


                 ------------------------------------------

                          $500,000,000 CREDIT AGREEMENT


                           Dated as of August 8, 2003

                   ------------------------------------------



                                 LOC 2003 TRUST
                                    as Lender




-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----

                       Article I DEFINITIONS; CONSTRUCTION



SECTION 1.01.   Defined Terms.................................................................................... 1
SECTION 1.02.   Terms Generally................................................................................. 12

                             Article II THE CREDITS

SECTION 2.01.   The Commitment.................................................................................. 12
SECTION 2.02.   Loans........................................................................................... 12
SECTION 2.03.   Loan Procedure.................................................................................. 13
SECTION 2.04.   Letters of Credit............................................................................... 13
SECTION 2.05.   Fees............................................................................................ 14
SECTION 2.06.   Repayment of Outstanding Credits; Evidence of Indebtedness...................................... 15
SECTION 2.07.   Interest on Loans............................................................................... 15
SECTION 2.08.   Default Interest................................................................................ 16
SECTION 2.09.   Alternate Rate of Interest...................................................................... 16
SECTION 2.10.   Termination and Reduction of the Commitment..................................................... 16
SECTION 2.11.   Prepayment...................................................................................... 17
SECTION 2.12.   Reserve Requirements; Change in Circumstances................................................... 17
SECTION 2.13.   Change in Legality.............................................................................. 18
SECTION 2.14.   Payments........................................................................................ 19
SECTION 2.15.   Taxes........................................................................................... 19

                   Article III REPRESENTATIONS AND WARRANTIES

SECTION 3.01.   Organization; Powers............................................................................ 21
SECTION 3.02.   Authorization................................................................................... 21
SECTION 3.03.   Enforceability.................................................................................. 22
SECTION 3.04.   Governmental Approvals.......................................................................... 22
SECTION 3.05.   Financial Statements............................................................................ 22
SECTION 3.06.   Litigation...................................................................................... 23
SECTION 3.07.   Federal Reserve Regulations..................................................................... 23
SECTION 3.08.   Investment Company Act; Public Utility Holding Company Act...................................... 23
SECTION 3.09.   No Material Misstatements....................................................................... 23
SECTION 3.10.   Taxes........................................................................................... 23
SECTION 3.11.   Employee Benefit Plans.......................................................................... 24
SECTION 3.12.   Significant Subsidiaries........................................................................ 24
SECTION 3.13.   Environmental Matters........................................................................... 24
SECTION 3.14.   Solvency........................................................................................ 25

                                TABLE OF CONTENTS
                                   (Continued)

                              Article IV CONDITIONS


SECTION 4.01.   Conditions to Initial Extension of Credit....................................................... 25
SECTION 4.02.   Conditions for All Extensions of Credit......................................................... 26

                               Article V COVENANTS

SECTION 5.01.   Existence. ......................................................................................27
SECTION 5.02.   Compliance With Laws; Business and Properties................................................... 27
SECTION 5.03.   Financial Statements, Reports, Etc.............................................................. 27
SECTION 5.04.   Insurance....................................................................................... 29
SECTION 5.05.   Taxes, Etc...................................................................................... 29
SECTION 5.06.   Maintaining Records; Access to Properties and Inspections....................................... 29
SECTION 5.07.   ERISA........................................................................................... 29
SECTION 5.08.   Use of Proceeds................................................................................. 30
SECTION 5.09.   Consolidations, Mergers, Sales and Acquisitions of
                Assets and Investments in Subsidiaries.......................................................... 30
SECTION 5.10.   Limitations on Liens............................................................................ 30
SECTION 5.11.   Interest Coverage............................................................................... 32
SECTION 5.12.   Equity Capitalization Ratio..................................................................... 33
SECTION 5.13.   Restrictive Agreements.......................................................................... 33

                          Article VI EVENTS OF DEFAULT

                            Article VII MISCELLANEOUS

SECTION 7.01.   Notices......................................................................................... 35
SECTION 7.02.   Survival of Agreement........................................................................... 36
SECTION 7.03.   Binding Effect.................................................................................. 36
SECTION 7.04.   Successors and Assigns.......................................................................... 36
SECTION 7.05.   Expenses; Indemnity............................................................................. 36
SECTION 7.06.   Right of Setoff................................................................................. 38
SECTION 7.07.   Applicable Law.................................................................................. 39
SECTION 7.08.   Waivers; Amendment.............................................................................. 39
SECTION 7.09.   Entire Agreement................................................................................ 39
SECTION 7.10.   Severability.................................................................................... 40
SECTION 7.11.   Counterparts.................................................................................... 40
SECTION 7.12.   Headings........................................................................................ 40
SECTION 7.13.   Interest Rate Limitation........................................................................ 40
SECTION 7.14.   Jurisdiction; Venue............................................................................. 40
SECTION 7.15.   Confidentiality................................................................................. 41

                                                  ii

                                TABLE OF CONTENTS
                                   (Continued)

                             EXHIBITS AND SCHEDULES

Exhibit A           -      Form of Lending Request
Exhibit B           -      Form of Request for Issuance
Schedule 5.13       -      Restrictive Agreements

                  CREDIT AGREEMENT (this "Agreement"), dated as of August 8, 2003, between TXU Corp., a Texas corporation (the "Borrower"), and LOC 2003 Trust, a Delaware statutory trust (the "Lender").

         The Borrower has requested that the Lender provide the credit facility hereinafter described in the amounts and on the terms and conditions set forth herein, and the Lender has so agreed on the terms and conditions set forth herein;

         Accordingly, the parties hereto agree as follows:

                                    Article I
                            DEFINITIONS; CONSTRUCTION

         SECTION 1.01. Defined Terms.

         As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II or any Eurodollar Loan converted (pursuant to Section 2.09 or 2.13(a)(ii)) to a loan bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquisition Date" shall mean the date as of which a person or group of related persons first acquires more than 30% of any outstanding class of Voting Shares of the Borrower (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the applicable rules and regulations thereunder).

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

                  "Agreement" shall have the meaning given such term in the preamble hereto.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (i) the Federal Funds Effective Rate in effect on such day plus .50% and (ii) the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Bank as its base rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is announced publicly as effective; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day that is a Business Day, the arithmetic average, as determined by the Reference Bank, of the quotations for the day of such transactions received by the Reference Bank from three Federal funds brokers of recognized standing selected by it. If for any reason the Lender shall have determined (which determination shall be conclusive absent manifest error; provided that the Lender shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Reference Bank to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Margin" shall mean the percentage per annum set forth in the column identified as Level 1, Level 2, Level 3 or Level 4 below that corresponds to the Debt Rating of Holdings at the time of determination. If there is a difference of one notch in the Debt Ratings, then the higher Debt Rating shall be used to determine the Applicable Margin; if there is a difference of more than one notch in the Debt Ratings, then the Level that corresponds to the rating that is one notch higher than the lower Debt Rating shall be used to determine the Applicable Margin, unless the lower Debt Rating is below Level 2, in which case the lower Debt Rating will be used to determine the Applicable Margin. The Applicable Margins set forth below with respect to each Level (i) shall be increased by 0.25% during any period (and for only such period) in which the Outstanding Credits are greater than 33?% but less than 66?% of the Commitment, or (ii) shall be increased by 0.50% during any period (and for only such period) in which the Outstanding Credits are at least 66?% of the Commitment. Any change in the Applicable Margin shall be effective on the date on which the applicable rating agency announces any change in the Debt Rating.

===========================================================================================
S&P               Level 1            Level 2             Level 3           Level 4
                  -------            -------             -------           -------
Moody's           BBB+ or better     BBB or BBB-         BB+               Lower than BB+*
-------           Baa1 or better     Baa2 or Baa3        Ba1               Lower than Ba1*
                  --------------     ------------        ---               ---------------
-------------------------------------------------------------------------------------------
Percentage Per Annum
-------------------------------------------------------------------------------------------
Eurodollar        1.25%              1.45%               1.75%             2.25%
 Margin
-------------------------------------------------------------------------------------------
ABR               0.25%              0.45%               0.75%             1.25%
Margin
===========================================================================================

 *or unrated

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Board of Directors" shall mean the board of directors of the Borrower or any duly authorized committee thereof.

                  "Borrower" shall have the meaning given such term in the preamble hereto.

                  "Business Day" shall mean any day (other than a day that is a Saturday, Sunday or legal holiday in the State of New York or the State of Delaware) on which banks are open for business in New York City and Wilmington, Delaware; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                                                                             3
               a "Change in Control" shall be deemed to have occurred if (i) any person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall acquire beneficial ownership of more than 30% of any outstanding class of Voting Shares of the Borrower unless such acquisition shall have been approved prior to such acquisition date by a majority of Disinterested Directors of the Borrower or (ii) during any period of 12 consecutive months, a majority of the members of the Board of Directors cease to be composed of individuals (A) who were members of the Board of Directors on the first day of such period, (B) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors or (C) whose election or nomination to the Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors.

                  "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Commission" shall mean the Public Utility Commission of the State of Texas.

                  "Commitment" shall mean the commitment of the Lender to make Loans and to arrange for the issuance of Letters of Credit in an aggregate amount not in excess of $500,000,000, as such Commitment may be permanently terminated or reduced from time to time pursuant to
         Section 2.10 or modified from time to time pursuant to Section 7.04. The Commitment shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

                  "Consolidated Shareholders' Equity" shall mean the sum (without duplication) of (i) total common stock equity plus (ii) preferred and preference stock not subject to mandatory redemption, each (in the case of clauses (i) and (ii)) determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis, plus (iii) Equity-Linked Securities plus (iv) Equity-Credit Preferred Securities in an aggregate liquidation preference amount not in excess of $3,000,000,000 plus (v) preferred member interests of Energy plus (or minus) (vi) accumulated other comprehensive loss or income up to $1,000,000,000; provided, however, that in computing Consolidated Shareholders' Equity at any time, there shall be excluded any reduction in total common stock equity resulting from (A) any write-down of goodwill related to TXU Europe and any of its Subsidiaries and (B) any write-down related to the sale of (x) stock of TXU Europe or (y) any assets of TXU Europe or any of its Subsidiaries.

                  "Consolidated Subsidiary" shall mean, at any date, any Subsidiary of the Borrower or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Consolidated Total Capitalization" shall mean the sum (without duplication) of (i) total common stock equity plus (ii) preferred and preference stock and preferred securities plus (iii) long-term debt (less amounts due currently) plus (iv) preferred member interests of Energy plus (v) short-term debt consisting of commercial paper, notes payable to unaffiliated entities and long-term debt due currently, to the extent such short-term debt exceeds $4,000,000,000, minus (vi) restricted cash, including any cash and investments pledged as collateral, determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis. For purposes of such calculation, long-term debt shall not include the principal amount of, or interest on, Qualified Transition Bonds or any derivative instruments related thereto.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

                  "Covered Subsidiary" shall mean at any time a Subsidiary of the Borrower other than an Excluded Subsidiary.

                  "CSFB" shall mean Credit Suisse First Boston and any successor thereto.

                  "Debt Rating" shall mean the ratings (whether explicit or implied) assigned by S&P and Moody's to Holdings' senior unsecured non-credit enhanced long term debt.

                  "Default" shall mean any event or condition, which upon notice, lapse of time or both would constitute an Event of Default.

                  "Disinterested Director" shall mean any member of the Board of Directors who is not affiliated, directly or indirectly, with, or appointed by, a person or group of related persons (other than the Borrower, any Subsidiary of the Borrower, the Qualified Transition Bond Issuer, TXU Europe, any Subsidiary of TXU Europe or any pension, savings or other employee benefit plan for the benefit of employees of the Borrower, any Subsidiary of the Borrower, the Qualified Transition Bond Issuer, TXU Europe and/or any Subsidiary of TXU Europe) acquiring the beneficial ownership of more than 30% of the outstanding Voting Shares of the Borrower (within the meaning of Section 13(d) or 14(d) of the Exchange Act, and the applicable rules and regulations thereunder) and who either was a member of the Board of Directors prior to the Acquisition Date or was recommended for election by a majority of the Disinterested Directors in office prior to the Acquisition Date.

                  "dollars" or "$" shall mean lawful money of the United States of America.

                  "EBITDA" for any twelve-month period shall mean (i) consolidated net income available for common stock plus (ii) preference stock dividends plus (iii) extraordinary losses plus (or minus) (iv) loss or income from discontinued operations minus (v) allowances for equity funds used during construction to the extent that such allowances, taken as a whole, increased such consolidated net income plus (vi) provisions for Federal income taxes, to the extent that such provisions, taken as a whole, decreased such consolidated net income minus (vii) other income plus (viii) other deductions plus (ix) depreciation and amortization plus (x) Interest Expense plus (xi) preferred dividends of Subsidiaries, distributions on trust preferred securities and distributions on preferred member interests plus (xii) charges for changes in accounting principles recorded in accordance with GAAP plus (xiii) non-cash writedowns, book losses or other charges, all determined for such twelve-month period with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis.

                  "Energy" shall mean TXU Energy Company LLC, a Delaware limited liability company, or any successor thereof.

                  "Equity-Credit Preferred Securities" shall mean securities, however denominated, (i) issued by the Borrower or a Consolidated Subsidiary, (ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (iii) that are perpetual or mature no less than 30 years from the date of issuance, (iv) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (v) the terms of which permit the deferral of the payment of interest or distributions thereon to a date occurring after the Maturity Date.

                  "Equity-Linked Securities" shall mean units, however denominated, consisting of (i) contracts to purchase common stock of the Borrower and (ii) (A) debt or preferred securities of the Borrower or a Subsidiary of the Borrower, provided that such debt or preferred securities may not contain provisions permitting them to be put to the Borrower or such Subsidiary prior to the settlement of the related purchase contract or portion thereof or (B) U.S. Treasury securities.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of (i) organizations described in Section 414(b) or (c) of the Code and (ii) solely for purposes of the Lien created under Section 412(n) of the Code, organizations described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                  "ERISA Event" shall mean (i) any Reportable Event; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (iv) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (v) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vi) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is liable; and (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower other than a liability to pay premiums or benefits when due.

                  "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VI.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Excluded Items" shall mean (i) the effect of any regulatory disallowances resolving fuel or other issues in any proceeding before the Commission or the Railroad Commission of Texas in an aggregate amount not to exceed $100,000,000, (ii) any non-cash book losses relating to the sale or write-down of assets, (iii) one-time costs of up to $100,000,000 incurred in connection with the restructuring of certain Subsidiaries of the Borrower in connection with the 1999 Texas electric industry restructuring legislation (as described in the Borrower's filings with the SEC) and (iv) up to $100,000,000 of costs incurred in connection with write-offs relating to the regulatory settlement plan, which was approved by the Commission in June of 2002 and became final upon resolution of outstanding appeals in January of 2003, of Holdings and certain of its Subsidiaries (as described in the Borrower's filings with the SEC).

                  "Excluded Subsidiary" shall mean TXU International Holdings Limited and each of its Subsidiaries.

                  "Extension of Credit" shall mean (i) the making of a Loan,
         (ii) the issuance of a Letter of Credit or (iii) the amendment of any Letter of Credit having the effect of extending the stated termination date thereof or increasing the maximum amount available to be drawn thereunder.

                  "Facility Fee" shall have the meaning assigned to such term in
         Section 2.05(a).

                  "Facility Fee Percentage" shall mean, at any time, the percentage per annum set forth in the column identified as Level 1, Level 2, Level 3 or Level 4 below, based upon the level corresponding to the Debt Rating of Holdings at the time of determination. If there is a difference of one notch in the Debt Ratings, then the higher Debt Rating shall be used to determine the Facility Fee Percentage; if there is a difference of more than one notch in the Debt Ratings, then the Level that corresponds to the rating that is one notch higher than the lower Debt Rating shall be used to determine the Facility Fee Percentage, unless the lower Debt Rating is below Level 2, in which case the lower Debt Rating will be used to determine the Facility Fee Percentage. Any change in the Facility Fee Percentage shall be effective on the date on which the applicable rating agency announces any change in the applicable Debt Rating.

                                                                              7
===========================================================================================
S&P                     Level 1            Level 2          Level 3             Level 4
                        -------            -------          -------             -------
Moody's              BBB+ or better      BBB or BBB-          BB+           Lower than BB+*
                     Baa1 or better     Baa2 or Baa3          Ba1           Lower than Ba1*
                     --------------     ------------          ---           ---------------
------------------------------------------------------------------------------------------
Percentage Per Annum
-------------------------------------------------------------------------------------------
Facility Fee             0.25%              0.30%            0.50%               0.75%
===========================================================================================

*or unrated

                  "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

                  "Fees" shall mean the Facility Fee and the LC Fee.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer, or any responsible officer designated by one of the foregoing persons, of such corporation.

                  "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Holdings" shall mean TXU US Holdings Company (formerly "TXU Electric Company"), a Texas corporation, or any successor thereof.

                  "Indebtedness" of any person shall mean all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such person or for which such person is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise).

                  "Interest Expense" for any twelve-month period shall mean the sum (without duplication) of (i) interest on mortgage bonds plus (ii) interest on other long-term debt plus (iii) other interest expense, including interest on short-term debt and the current portion of long-term debt minus (iv) non-cash amortization expense recorded as interest expense minus (v) preferred dividends of Subsidiaries, distributions on trust preferred securities and distributions on preferred member interests minus (vi) interest income generated by restricted cash investments, including any cash and investments pledged as collateral accounts, all determined for such twelve-month period with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis. "Interest Expense" shall not include interest or other payments on Qualified Transition Bonds or any derivative instruments related thereto.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration been applicable to such Loan and, in addition, the date of any prepayment of each Loan or conversion of such Loan to a Loan of a different Type.

                  "Interest Period" shall mean (i) as to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter; provided that, in the case of any Eurodollar Loan made during the 30-day period ending on the Maturity Date, such period may end on the seventh or fourteenth day thereafter, as the Borrower may elect and (ii) as to any ABR Loan, the period commencing on the date of such Loan and ending on the earliest of (A) the next succeeding March 31, June 30, September 30 or December 31, (B) the Maturity Date, and (C) the date such Loan is repaid or prepaid in accordance with Section 2.06 or Section 2.11; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "LC Fee" shall have the meaning given such term in Section 2.05(b).

                  "Lender" shall have the meaning given such term in the preamble hereto.

                  "Lending Request" shall mean a request made pursuant to
         Section 2.03 in the form of Exhibit A.

                  "Letter of Credit" shall mean a letter of credit arranged for by the Lender under Section 2.04, as such Letter of Credit from time to time may be amended, modified or extended in accordance with the terms hereof.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Reference Bank in immediately available funds in the London interbank market at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" shall mean a revolving loan made pursuant to Section 2.02, whether made as a Eurodollar Loan or an ABR Loan.

                  "Margin Regulations" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

                  "Material Adverse Change" shall mean a materially adverse change in the business, assets, operations or financial condition of the Borrower and its Subsidiaries taken as a whole that makes the Borrower unable to perform any of its obligations under this Agreement or that impairs the rights of, or benefits available to, the Lender under this Agreement.

                  "Maturity Date" shall mean the earlier to occur of (i) July 15, 2008 and (ii) the date of termination or reduction in whole of the Commitment pursuant to Section 2.10 or Article VI.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or accruing an obligation to make, contributions, or has within any of the preceding five plan years made, or accrued an obligation to make, contributions.

                  "New Trust Facility" shall mean the Credit Agreement, dated as of the date hereof, among LOC 2003 Trust, as borrower, the lenders party thereto, Credit Suisse First Boston, as administrative agent and as collateral agent, as amended, modified and supplemented from time to time.

                  "Oncor" shall mean Oncor Electric Delivery Company, a Texas corporation, or any successor thereof.

                  "Outstanding Credits" shall mean, on any date of determination, an amount equal to (i) the aggregate principal amount of all Loans outstanding on such date plus (ii) the undrawn stated amounts of all Letters of Credit that are outstanding on such date plus (ii) the aggregate principal amount of all unpaid reimbursement obligations of the Borrower on such date with respect to payments made by the applicable issuing bank under any Letter of Credit (excluding reimbursement obligations that have been made with the proceeds of any
         Loan) on such date.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "person" shall mean any natural person, corporation, statutory trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan described under Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA that is maintained by the Borrower or any ERISA Affiliate.

                  "Qualified Transition Bond Issuer" shall mean Oncor Electric Delivery Transition Bond Company LLC, a Delaware limited liability company, any successor thereto or any Consolidated Subsidiary formed and operating solely for the purpose of (A) purchasing and owning transition property created under a "financing order" (as such term is defined in the Texas Utilities Code) issued by the Commission, (B) issuing such securities pursuant to such order, (C) pledging its interests in such transition property to secure such securities and (D) engaging in activities ancillary to those described in clauses (A), (B) and (C) above.

                  "Qualified Transition Bonds" shall mean the securities, however denominated, that are issued by the Qualified Transition Bond Issuer.

                  "Reference Bank" shall mean CSFB or any other bank acceptable to the Borrower and the Lender that agrees to provide the information to be provided by, or with respect to, the "Reference Bank" hereunder.

                  "Reportable Event" shall mean any reportable event as defined in Sections 4043(c)(1)-(8) of ERISA or the regulations issued thereunder (other than a reportable event for which the 30 day notice requirement has been waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "Request for Issuance" shall mean a request made pursuant to
         Section 2.04(a) in the form of Exhibit B.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "S&P" shall mean Standard & Poor's Ratings Services (a division of The McGraw-Hill Companies, Inc.).

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Significant Disposition" shall mean a sale, lease, disposition or other transfer by the Borrower or any Significant Subsidiary, during any 12-month period, of assets constituting, either individually or in the aggregate with all other assets sold, leased, disposed or otherwise transferred by such Borrower or Significant Subsidiary during such period, 10% or more of the assets of the Borrower and its Subsidiaries taken as a whole, excluding any such sale, lease, disposition or other transfer to a Wholly Owned Subsidiary of the Borrower.

                  "Significant Subsidiary" shall mean at any time a Subsidiary of the Borrower that as of such time satisfies the definition of a "significant subsidiary" contained as of the date of this Agreement in Regulation S-X of the SEC; provided, that no Excluded Subsidiary shall in any event be deemed to be a Significant Subsidiary of the Borrower.

                  "Solvent" means, with respect to any person as of a particular date, that on such date such person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" shall mean, with respect to any person (the "parent"), any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such parent; provided, however, that the Qualified Transition Bond Issuer and TXU Europe, together with its Subsidiaries, shall not be deemed Subsidiaries of the Borrower.

                  "Substantial" shall mean an amount in excess of 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries taken as a whole.

                  "TXU Europe" shall mean TXU Europe Limited, a private limited company incorporated under the laws of England and Wales.

                  "Type", when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, "Rate" shall include the LIBO Rate and the Alternate Base Rate.

                  "Voting Shares" shall mean, as to shares or other equity interests of a particular corporation or other type of person, outstanding shares of stock or other equity interests of any class of such corporation or other person entitled to vote in the election of directors or other comparable managers of such person, excluding shares or other interests entitled so to vote only upon the happening of some contingency.

                  "Wholly Owned Subsidiary" of any person shall mean any Consolidated Subsidiary of such person all the shares of common stock and other voting capital stock or other voting ownership interests having ordinary voting power to vote in the election of the board of directors or other governing body performing similar functions (except directors' qualifying shares) of which are at the time directly or indirectly owned by such person.

                  "Withdrawal Liability" shall mean liability of the Borrower established under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally.

         The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.05.

                                   Article II
                                   THE CREDITS

SECTION 2.01. The Commitment.

         Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees, at any time and from time to time until the earlier of the Maturity Date and the termination of the Commitment (i) to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed 50% of the Commitment and (ii) to arrange for the issuance of Letters of Credit on behalf of the Borrower in an aggregate stated amount at any time outstanding not to exceed the Commitment, subject, however, to the conditions that at no time shall the Outstanding Credits exceed the Commitment.

         Within the foregoing limits, the Borrower may borrow, pay or prepay, subject to the limitations set forth in Section 2.11(a), and reborrow Loans and request the Lender to arrange for the issuance of Letters of Credit, on and after the date of this Agreement and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

        SECTION 2.02.  Loans.

        (a) Each Loan shall be in an aggregate principal amount that is an integral multiple of $5,000,000 and not less than $25,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitment).

        (b) Each Loan shall be a Eurodollar Loan or an ABR Loan, as the Borrower may request pursuant to Section 2.03. Loans of more than one Type may be outstanding at the same time.

        (c) Subject to subsection (d) below, the Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Borrower, not later than noon, New York City time, at such account as may be specified from time to time in one or more notices delivered by the Borrower to the Lender.

        (d) The Borrower may refinance all or any part of any Loan with a Loan of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Loan or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.06 or 2.11, as applicable, with the proceeds of a new Loan.

         SECTION 2.03.  Loan Procedure.

         In order to request a Loan, the Borrower shall hand deliver or telecopy to the Lender a duly completed Lending Request in the form of Exhibit A (i) in the case of a Eurodollar Loan, not later than 11:00 a.m., New York City time, three Business Days before such Loan, and (ii) in the case of an ABR Loan, not later than 11:00 a.m., New York City time, one Business Day before such Loan. Such notice shall be irrevocable and shall in each case specify (A) whether the Loan then being requested is to be a Eurodollar Loan or an ABR Loan; (B) the date of such Loan (which shall be a Business Day) and the amount thereof; and
(C) if such Loan is to be a Eurodollar Loan, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Loan is specified in any such notice, then the requested Loan shall be an ABR Loan. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the limitations set forth in the definition of "Interest Period"). If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Loan prior to the end of the Interest Period in effect for such Loan, then the Borrower shall (unless such Loan is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Loan with an ABR Loan. Notwithstanding any other provision of this Agreement to the contrary, no Loan shall be requested if the Interest Period with respect thereto would end after the scheduled Maturity Date.

         SECTION 2.04. Letters of Credit.

         (a) Subject to the terms and conditions hereof, the Lender agrees to arrange for Letters of Credit to be issued (or the stated maturity thereof extended or terms thereof modified or amended) on behalf of the Borrower and its Subsidiaries on not less than three Business Days' prior notice thereof by delivery by the Borrower of a Request for Issuance to the Lender. Each Request for Issuance shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the fifth Business Day preceding the Maturity Date),
(ii) the proposed stated amount (denominated in dollars) of such Letter of Credit (which shall not be less than $1,000,000), (iii) the name and address of the beneficiary of such Letter of Credit and (iv) a statement of drawing conditions applicable to such Letter of Credit, and if such Request for Issuance relates to an amendment or modification of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of the Letter of Credit thereto. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than two days prior to the proposed date of issuance (or effectiveness) specified therein.

         (b) No Letter of Credit shall be requested or issued hereunder if the issuance thereof would increase the amount (if any) by which the Outstanding Credits exceed the Commitment.

         (c) The Borrower hereby agrees to pay to the Lender on each date on which any amount is paid under any Letter of Credit a sum equal to the amount so paid.

         (d) The payment obligations of the Borrower under this Agreement in respect of any payment under any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating hereto or to such Letter of Credit;

           (ii) any amendment or waiver of, or any consent to departure from, the terms of this Agreement or such Letter of Credit;

           (iii) the existence of any claim, set off, defense or other right that the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any persons for whom any such beneficiary or any such transferee may be acting) or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit, or any unrelated transaction;

           (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (v) payment in good faith under the Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or

           (vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.05. Fees.

         (a) The Borrower agrees to pay to the Lender, on each March 31, June 30, September 30 and December 31 and on each date on which the Commitment shall be terminated or reduced as provided herein, a facility fee (a "Facility Fee"), at a rate per annum equal to the applicable Facility Fee Percentage from time to time in effect on the Commitment during the preceding quarter (or other period commencing on the date of this Agreement or ending on the Maturity Date or any date on which the Commitment shall be terminated).

         (b) The Borrower agrees to pay to the Lender, on each March 31, June 30, September 30 and December 31, a letter of credit fee (the "LC Fee") on the aggregate undrawn stated amount of all Letters of Credit, at a rate per annum equal to the Applicable Margin in effect from time to time for Eurodollar Loans during the preceding quarter (or other period commencing on the date of this Agreement or ending on the Maturity Date).

         (c) The Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Fees shall commence to accrue on the date of this Agreement, and shall cease to accrue on the date of termination of the Commitment and the repayment and expiration of all Outstanding Credits as provided herein. All Fees shall be paid on the dates due, in immediately available funds, to the Lender. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. Repayment of Outstanding Credits; Evidence of
                       Indebtedness.

        (a) The outstanding principal balance of each Loan shall be due and payable on the last day of the Interest Period applicable thereto and on the Maturity Date.

        (b) The Lender shall maintain accounts in which it will record (i) the amount of each Extension of Credit made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder, (iii) the amount and stated expiry date of each Letter of Credit and (iv) the amount of any sum received by the Lender hereunder from the Borrower.

       (c) The entries made in the accounts maintained pursuant to subsection
(b) of this Section 2.06 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Outstanding Credits in accordance with their terms.

       SECTION 2.07. Interest on Loans.

       (a) Subject to the provisions of Section 2.08, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin from time to time in effect.

       (b) Subject to the provisions of Section 2.08, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and (ii) 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect.

       (c) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Lender, and such determination shall be conclusive absent manifest error; provided that the Lender shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

         SECTION 2.08. Default Interest.

         If the Borrower shall default in the payment of the principal of or interest on any Loan, any reimbursement obligation under Section 2.04(c), or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Lender pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.07(b)) equal to the Alternate Base Rate plus the Applicable Margin for ABR Loans plus 2%.

         SECTION 2.09. Alternate Rate of Interest.

         In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Lender shall have determined (i) that dollar deposits in the principal amounts of such Eurodollar Loan are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Lender shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower. In the event of any such determination under clause (i) or (ii) above, until the Lender shall have advised the Borrower that the circumstances giving rise to such notice no longer exist any request by the Borrower for a Eurodollar Loan pursuant to Section 2.03 shall be deemed to be a request for an ABR Loan. In the event the Lender determine that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to the Lender of making or maintaining Eurodollar Loans during such Interest Period, the Lender shall notify the Borrower and until the Lender shall determine that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Loan shall be deemed a request for an ABR Loan. Each determination by the Lender hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Lender, shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

         SECTION 2.10. Termination and Reduction of the Commitment.

         (a) The Commitment shall automatically terminate on the Maturity Date.

         (b) Upon at least two Business Days' prior irrevocable written notice to the Lender, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitment; provided, however, that (i) each partial reduction of the Commitment shall be in an integral multiple of $10,000,000 and (ii) no such termination or reduction shall be made that would reduce the Commitment to an amount less than (A) the Outstanding Credits on the date of such termination or reduction (after giving effect to any prepayment made pursuant to Section 2.11) or (B) $50,000,000, unless the result of such termination or reduction referred to in this clause (B) is to reduce the Commitment to $0.

         (c) The Borrower agrees that, upon any reduction in the "Total Commitment" under the New Trust Facility, the Commitment shall automatically be reduced by an amount equal to the amount of such reduction.

         (d) On the second Business Day following any drawing under a Letter of Credit, the Commitment shall reduce by an amount equal to such drawing unless on such second Business Day the Lender has been reimbursed for the amount of its reimbursement obligations in respect of such drawing.

         (e) The Borrower shall pay to the Lender, on the date of each termination or reduction of the Commitment, the Facility Fee on the amount of the Commitment so terminated or reduced accrued through the date of such termination or reduction.

         SECTION 2.11. Prepayment.

         (a) The Borrower shall have the right at any time and from time to time to prepay any Loan, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Lender: (i) before 11:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 11:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $10,000,000 and not less than $10,000,000.

         (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 7.05(b) but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

SECTION 2.12.     Reserve Requirements; Change in Circumstances.

         (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to the Lender hereunder (except for changes in respect of taxes on the overall net income of the Lender imposed by the jurisdiction in which the Lender's principal executive office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Lender, or shall result in the imposition on the Lender or the London interbank market of any other condition affecting this Agreement, the Commitment or any Eurodollar Loan, and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Outstanding Credit (other than an ABR Loan) or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by the Lender to be material, then the Borrower shall, upon receipt of the notice and certificate provided for in Section 2.12(c), promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

         (b) If the Lender shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or the Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement, the Commitment or the Extensions of Credit made or arranged for by the Lender pursuant hereto to a level below that which the Lender or the Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time such additional amount or amounts as will compensate the Lender for any such reduction suffered will be paid by the Borrower to the Lender.

         (c) A certificate of the Lender setting forth such amount or amounts as shall be necessary to compensate the Lender or its holding company as specified in subsection (a) or (b) above, and containing an explanation, in reasonable detail, of the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. The Lender shall give prompt notice to the Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by the Borrower pursuant to this Section; provided, however, that failure by the Lender to give such notice shall not constitute a waiver of the Lender's right to demand compensation hereunder.

         (d) Failure on the part of the Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of the Lender's right to demand compensation with respect to such period or any other period; provided, however, that the Lender shall not be entitled to compensation under this Section 2.12 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under subsection
(c) above not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.13. Change in Legality.

         (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for the Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower, the Lender may:

         (i) declare that Eurodollar Loans will not thereafter be made by the Lender hereunder, whereupon any request for a Eurodollar Loan shall, as to the Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (the Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

         (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in subsection (b) below.

In the event the Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by the Lender or the converted Eurodollar Loans of the Lender shall instead be applied to repay the ABR Loans made by the Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.13, a notice by the Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

     SECTION 2.14. Payments.

     (a) The Borrower shall make each payment (including principal of or interest on or any reimbursement obligation in respect of any Outstanding Credit or any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Lender at such account as the Lender may specify from time to time in writing to the Borrower, in immediately available funds. Each such payment shall be made without off-set, deduction or counterclaim, provided, that the foregoing shall not constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Lender.

     (b) Whenever any payment (including principal of or interest on or any reimbursement obligation in respect of any Outstanding Credit or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.15. Taxes.

     (a) Any and all payments of principal and interest on any Outstanding Credit, or of any Fees or indemnity or expense reimbursements by the Borrower hereunder("Borrower Payments") shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all current or future United States Federal, state and local taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to such Borrower Payments, but only to the extent reasonably attributable to such Borrower Payments, excluding (i) income taxes imposed on the net income of the Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")and (ii) franchise taxes imposed on the net income of the Lender (or Transferee), in each case by the jurisdiction under the laws of which the Lender (or Transferee) is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Lender (or Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay to the relevant United States Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes").

     (c) The Borrower shall indemnify the Lender (or Transferee thereof) for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by the Lender (or Transferee) and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant United States Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by the Lender, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender (or Transferee) makes written demand therefor.

      (d) If the Lender (or Transferee) shall become aware that it is entitled to claim a refund from a United States Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this
Section 2.15, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such United States Governmental Authority for such refund at the Borrower's expense. If the Lender (or Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower had paid additional amounts pursuant to this Section 2.15, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender (or Transferee) and without interest (other than interest paid by the relevant United States Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Lender (or Transferee), agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Lender (or Transferee) in the event the Lender (or Transferee) is required to repay such refund to such United States Governmental Authority.

      (e) As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant United States Governmental Authority, the Borrower will deliver to the Lender, at its address referred to in Section 7.01, the original or a certified copy of a receipt issued by such United States Governmental Authority evidencing payment thereof.

      (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.15 shall survive the payment in full of the principal of and interest on all Outstanding Credits made hereunder.

      (g) If the Lender (or Transferee) shall claim any indemnity payment or additional amounts payable pursuant to this Section 2.15, it shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of the Lender (or Transferee), be otherwise disadvantageous to the Lender (or Transferee).

      (h) Nothing contained in this Section 2.15 shall require the Lender (or Transferee) to make available to the Borrower any of its tax returns (or any other information) that it deems to be confidential or proprietary.

                                 Article III
                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lender as follows:

      SECTION 3.01. Organization; Powers.

      The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to request and receive Extensions of Credit hereunder.

      SECTION 3.02. Authorization.

      The execution, delivery and performance by the Borrower of this Agreement and the Extensions of Credit hereunder (i) have been duly authorized by all requisite corporate action and (ii) will not (A) violate (x) any provision of any law, statute, rule or regulation (including, the Margin Regulations) to which the Borrower is subject or of the certificate of incorporation or other constitutive documents or by-laws of the Borrower or any of its Subsidiaries, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon any property or assets of the Borrower.

      SECTION 3.03. Enforceability.

      This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     SECTION 3.04. Governmental Approvals.

     No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Borrower of this Agreement, except those as have been duly obtained and as are (i) in full force and effect,
(ii) sufficient for their purpose and (iii) not subject to any pending or, to the knowledge of the Borrower, threatened appeal or other proceeding seeking reconsideration or review thereof.

     SECTION 3.05. Financial Statements.

     (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2002 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP or another nationally recognized accounting firm and set forth in the Borrower's 2002 Annual Report on Form 10-K, copies of which have been delivered to the Lender, present fairly, in all material respects, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period ending on such date, in conformity with GAAP. The unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of March 31, 2003 and the related consolidated statements of income and cash flows for the three-month period ending on such date, certified by a Responsible Officer of the Borrower, copies of which have been delivered to the Lender, present fairly (subject to year-end adjustments) in all material respects the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the periods ending on such date, in conformity with GAAP.

     (b) Except (i) as set forth in the audited financial statements or other reports of the type referred to in Section 5.03 hereof and that have been delivered to the Lender on or prior to the date hereof and (ii) with respect to the Excluded Items, since December 31, 2002, there has been no Material Adverse Change.

     SECTION 3.06. Litigation.

     Except as set forth in the financial statements or other reports of the type referred to in Section 5.03 hereof, which have been delivered to the Lender on or prior to the date hereof, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that could materially adversely affect the ability of the Borrower to pay its obligations hereunder or that in any manner draws into question the validity of this Agreement.

     SECTION 3.07. Federal Reserve Regulations.

     (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Extension of Credit will be used by the Borrower, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

     (c) Not more than 25% of the value of the assets of the Borrower subject to the restrictions of Sections 5.09 and 5.10 are represented by Margin Stock.

     SECTION 3.08. Investment Company Act; Public Utility Holding Company Act.

     (a) Neither the Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     (b) The Borrower and each of its Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935 and rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and the rules and regulations thereunder, and the execution and delivery by the Borrower of this Agreement and the performance of its obligations hereunder do not violate any provision of such Act or any rule or regulation thereunder.

     SECTION 3.09. No Material Misstatements.

     No report, financial statement or other written information furnished by or on behalf of the Borrower to the Lender pursuant to or in connection with this Agreement contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

      SECTION 3.10. Taxes.

      The Borrower and its Subsidiaries have filed or caused to be filed within 3 days of the date on which due, all material Federal, state and local tax returns that to their knowledge are required to be filed by them, and have paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.

      SECTION 3.11. Employee Benefit Plans.

      With respect to each Plan the Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the final regulations and published interpretations thereunder. No ERISA Event has occurred that alone or together with any other ERISA Event has resulted or could reasonably be expected to result in a Material Adverse Change. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Change. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, which such reorganization or termination could result in a Material Adverse Change, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or can reasonably be expected to result, through an increase in the contributions required to be made to such Plan or otherwise, in a Material Adverse Change.

      SECTION 3.12. Significant Subsidiaries.

      Each of the Borrower's Significant Subsidiaries is a corporation, limited liability company or other type of person duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (as the case may be) and has all corporate, limited liability company, partnership or other (as the case may be) powers necessary to carry on its business substantially as now conducted. The Borrower's Significant Subsidiaries have all material governmental licenses, authorizations, consents and approvals required to carry on the business of the Significant Subsidiaries substantially as now conducted.

      SECTION 3.13. Environmental Matters.

      Except as set forth in or contemplated by the financial statements or other reports of the type referred to in Section 5.03 hereof and that have been delivered to the Lender on or prior to the date hereof, the Borrower and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental or nuclear regulation or control, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, neither the Borrower nor any of its Subsidiaries has received notice of any material failure so to comply, except where such failure could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, the facilities of the Borrower or any of its Subsidiaries, as the case may be, are not used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by such financial statements or other reports, the Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination that could reasonably be expected to result in a Material Adverse Change.

      SECTION 3.14.     Solvency.

      The Borrower is Solvent.

                                   Article IV
                                   CONDITIONS

      The obligations of the Lender to make or arrange for Extensions of Credit hereunder are subject to the satisfaction of the following conditions:

      SECTION 4.01. Conditions to Initial Extension of Credit.

      The Commitment of the Lender to make the initial Loan or arrange for the issuance of the initial Letter of Credit on or after the date hereof is subject to the conditions that, on or prior to the date of such Loan:

      (a) The Lender shall have received a counterpart of this Agreement executed by the Borrower and the Lender.

      (b) The Lender shall have received evidence satisfactory to it of the closing and satisfaction of all conditions precedent to the initial extension of credit under the New Trust Facility.

      (c) The Lender shall have received favorable written legal opinions of Thelen Reid & Priest LLP, special New York counsel to the Borrower, and Hunton & Williams LLP, counsel to the Borrower, in each case dated the date hereof, addressed to the Lender and in form and substance satisfactory to the Lender.

      (d) The Lender shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the State of Texas, and a certificate as to the good standing of the Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect on the date hereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto are true and complete copies of resolutions duly adopted by the Board of Directors authorizing the execution and delivery by the Borrower of this Agreement, the Extensions of Credit to be requested by the Borrower hereunder and the performance by the Borrower of all of its obligations hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement and any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
(ii) above; and (iv) a certificate of a Responsible Officer of the Borrower stating that (A) no action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Borrower of this Agreement, except those as have been duly obtained and as are (1) in full force and effect, (2) sufficient for their purpose and (3) not subject to any pending or, to the knowledge of such person, threatened appeal or other proceeding seeking reconsideration or review thereof, (B) the representations and warranties set forth in Article III hereof are true and correct in all material respects on and as of the date hereof, and (C) no Event of Default or Default has occurred and is continuing on the date hereof.

      (e) The Lender shall have received payment of all fees and reimbursement of all expenses for which invoices have been presented as and when due on or prior to the date of the initial Extension of Credit pursuant to the terms of this Agreement.

      (f) The Lender shall have received such other approvals, opinions, certificates, instruments and documents as the Lender may have reasonably requested, in form satisfactory to the Lender (if applicable).

      SECTION 4.02. Conditions for All Extensions of Credit.

      The Commitment of the Lender to make or arrange for each Extension of Credit (including the initial Extension of Credit) shall be subject to the satisfaction of the following conditions precedent on the date of such Extension of Credit:

      (a) The Lender shall have received a notice of such Extension of Credit as required by Section 2.03 or 2.04, as applicable.

      (b) The representations and warranties set forth in Article III hereof (except in the case of a refinancing of an Extension of Credit with a new Extension of Credit that does not increase the Outstanding Credits, the representations set forth in Sections 3.05(b), 3.06, 3.11 and 3.13) shall be true and correct in all material respects on and as of the date of such Extension of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

      (c) At the time of and immediately after such Extension of Credit, no Event of Default or Default shall have occurred and be continuing.

      (d) The Lender shall have received a certificate of a Responsible Officer of the Borrower certifying that the matters set forth in subsections (b) and
(c) of this Section 4.02 are true and correct as of such date.

      (e) The funds that will be used to make any Loan as part of such Extension of Credit and any Letter of Credit (or extension or amendment thereof) to be arranged as part of such Extension of Credit shall have been made available to the Lender under the New Trust Facility.

Each such Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such Extension of Credit as to the matters specified in subsections (b) and (c) of this Section 4.02.

                                    Article V
                                    COVENANTS

      The Borrower agrees that, so long as the Commitment hereunder exists or any amount payable hereunder remains unpaid:

      SECTION 5.01. Existence.

      It will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all rights, licenses, permits, franchises and authorizations necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 5.09.

      SECTION 5.02. Compliance With Laws; Business and Properties.

      It will, and will cause each of its Subsidiaries to, comply with all applicable material laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

      SECTION 5.03. Financial Statements, Reports, Etc.

      It will furnish to the Lender:

      (a) as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner reasonably acceptable to the SEC by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

      (b) as soon as available, and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter, for the portion of the Borrower's fiscal year ended at the end of such quarter, and for the twelve months ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth comparative figures for previous dates and periods to the extent required in Form 10-Q, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Financial Officer of the Borrower;

      (c) simultaneously with any delivery of each set of financial statements referred to in subsections (a) and (b) above, (i) an unconsolidated balance sheet of the Borrower and the related unconsolidated statements of income, retained earnings and cash flows as of the same date and for the same periods applicable to the statements delivered pursuant to subsection (a) or (b) above, as applicable, all certified (subject to normal year-end adjustments in the case of quarterly statements) as to fairness of presentation, GAAP and consistency by a Financial Officer of the Borrower and (ii) a certificate of a Financial Officer of the Borrower (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.11 and 5.12 on the date of such financial statements, and (B) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

      (d) simultaneously with the delivery of each set of financial statements referred to in subsection (a) above, a statement of the firm of independent public accountants that reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the Financial Officer's certificate delivered simultaneously therewith pursuant to subsection (c) above;

      (e) forthwith upon becoming aware of the occurrence of any Default or Event of Default, a certificate of a Financial Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

      (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

      (g) promptly upon the filing thereof, copies of each final prospectus (other than a prospectus included in any registration statement on Form S-8 or its equivalent or with respect to a dividend reinvestment plan) and all reports on Forms 10-K, 10-Q and 8-K and similar reports that the Borrower shall have filed with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC;

      (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice from a proper representative of a Multiemployer Plan of complete or partial Withdrawal Liability being imposed upon such member of the Controlled Group under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, or appoint a trustee to administer, any Plan, a copy of such notice; and

         (i) promptly, from time to time, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Lender may reasonably request.

As promptly as practicable after delivering each set of financial statements as required in subsection (a) of this Section, the Borrower shall make available a copy of the consolidating workpapers used by the Borrower in preparing such consolidated statements to the Lender that shall have requested such consolidating workpapers. The Lender that receives such consolidating workpapers shall hold them in confidence as required by Section 7.16; provided that the Lender may not disclose such consolidating workpapers to any other person pursuant to clause (iv) of Section 7.16.

      SECTION 5.04. Insurance.

      It will, and will cause each of its Subsidiaries to, maintain such insurance or self insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses.

      SECTION 5.05. Taxes, Etc.

      It will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

      SECTION 5.06. Maintaining Records; Access to Properties and Inspections.

      It will, and will cause each of its Subsidiaries to, maintain financial records in accordance with GAAP and, upon reasonable notice and at reasonable times, permit authorized representatives designated by the Lender to visit and inspect its properties and to discuss its affairs, finances and condition with its officers.

      SECTION 5.07. ERISA.

      It will, and will cause each of its Subsidiaries that are members of the Controlled Group to, comply in all material respects with the applicable provisions of ERISA and the Code except where any noncompliance, individually or in the aggregate, would not result in a Material Adverse Change.

      SECTION 5.08. Use of Proceeds.

      It will not, and will not cause or permit any of its Subsidiaries to, use the proceeds of the Extensions of Credit for purposes other than for the repayment of other Indebtedness of the Borrower and its Subsidiaries or to arrange for Letters of Credit.

      SECTION 5.09. Consolidations, Mergers, Sales and Acquisitions of Assets
                    and Investments in Subsidiaries.

      It (i) will not, and will not permit any Significant Subsidiary to, consolidate or merge with or into any person unless, (A) in the case of any such transaction involving the Borrower, the surviving person is the Borrower or another person formed under the laws of a state of the United States of America and assumes or is responsible, by operation of law, for all the obligations of the Borrower hereunder and (B) in the case of any such transaction involving any such Significant Subsidiary, the survivor is the Borrower, such Significant Subsidiary or a Wholly Owned Subsidiary of the Borrower (or a person which as a result of such transaction becomes a Wholly Owned Subsidiary of the Borrower), and (ii) will not, and will not permit any Significant Subsidiary to, make a Significant Disposition to any person other than the Borrower or a Wholly Owned Subsidiary of the Borrower (or a person which as a result of such transaction becomes a Wholly Owned Subsidiary of the Borrower), provided that the Borrower will not in any event permit any such consolidation, merger, sale, lease or transfer if any Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such transaction. Notwithstanding the foregoing, (x) neither the Borrower nor any of its Subsidiaries will engage to a Substantial extent in businesses other than those currently conducted by them and other businesses reasonably related thereto and
(y) neither the Borrower nor any of its Subsidiaries will acquire any Subsidiary or make any investment in any Subsidiary if, upon giving effect to such acquisition or investment, as the case may be, the Borrower would not be in compliance with the covenants set forth in Sections 5.11.

      SECTION 5.10. Limitations on Liens.

      (a) The Borrower will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Subsidiary now or hereafter owned by the Borrower, to secure any Indebtedness (hereinafter defined) without concurrently making effective provision whereby the Commitments and the Outstanding Credits shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to nor prevent the creation or existence of:

          (i) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock created at the time of the acquisition of such capital stock by the Borrower or within 270 days after such time to secure all or a portion of the purchase price for such capital stock;

         (ii) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock existing thereon at the time of the acquisition thereof by the Borrower (whether or not the obligations secured thereby are assumed by the Borrower);

         (iii) any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance permitted by paragraph (i) or (ii) above on capital stock of any Subsidiary theretofore subject thereto
      (or substantially the same capital stock) or any portion thereof; or

        (iv) any judgment, levy, execution, attachment or other similar lien upon such capital stock arising in connection with court proceedings, provided that either

             (A) the execution or enforcement of each such lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 30 day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

             (B) the payment of each such lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or

             (C) so long as each such lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which such proceedings may be initiated shall not have expired.

      For purposes of this Section 5.10, "Indebtedness" means all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by the Borrower for the repayment of money borrowed. All indebtedness for money borrowed secured by a lien upon property owned by the Borrower and upon which indebtedness for money borrowed the Borrower customarily pays interest, although the Borrower has not assumed or become liable for the payment of such indebtedness for money borrowed, shall for purposes of this Section 5.10 be deemed to be Indebtedness of the Borrower. All indebtedness of others for money borrowed that is guaranteed as to payment of principal by the Borrower or in effect guaranteed by the Borrower through a contingent agreement to purchase such indebtedness for money borrowed shall for purposes of this Section 5.10 be deemed to be Indebtedness of the Borrower, but no other contingent obligation of the Borrower in respect of indebtedness for money borrowed or other obligations incurred by others shall for purposes of this Section 5.10 be deemed to be Indebtedness of the Borrower.

      In case the Borrower shall propose to pledge, mortgage, hypothecate or grant a security interest in any capital stock of any Subsidiary owned by the Borrower to secure any Indebtedness, other than as permitted by subsections
(a)(i) through (a)(ii), inclusive, of this Section 5.10, the Borrower will prior thereto give written notice thereof to the Lender, and the Borrower will prior to or simultaneously with such pledge, mortgage, hypothecation or grant of security interest, effectively secure (for so long as such other Indebtedness shall be so secured), in form satisfactory to the Lender, all the Commitments and the Outstanding Credits equally and ratably with such Indebtedness and with any other indebtedness for money borrowed similarly entitled to be equally and ratably secured.

      (b) The provisions of subsection (a) of this Section 5.10 shall not apply in the event that the Borrower shall pledge, mortgage, hypothecate or grant a security interest in or other lien upon any capital stock of any Subsidiary now or hereafter owned by the Borrower to secure any Indebtedness that would otherwise be subject to the foregoing restriction up to an aggregate amount that, together with all other Indebtedness (other than mortgages, pledges, security interests, liens or encumbrances permitted by subsection (a) of this
Section 5.10) which would otherwise be subject to the foregoing restriction, does not at the time exceed 5% of Consolidated Capitalization.

      (c) For purposes of this Section 5.10:

          (i) The term "Consolidated Capitalization" means the sum obtained by adding(i) Total Consolidated Shareholders' Equity, (ii) Consolidated Indebtedness for money borrowed (exclusive of any thereof which is due and payable within one year of the date such sum is determined) and, without duplication, (iii) any preference or preferred stock of the Borrower or any Consolidated Subsidiary that is subject to mandatory redemption or sinking fund provisions.

          (ii) The term "Total Consolidated Shareholders' Equity" means the total Assets of the Borrower and its Consolidated Subsidiaries less all liabilities of the Borrower and its Consolidated Subsidiaries. As used in this definition, "liabilities" means all obligations that would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including withoutlimitation,
       (i) indebtedness secured by property of the Borrower or any of its Consolidated Subsidiaries whether or not the Borrower or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that the Borrower or such Consolidated Subsidiary is not so liable, such property has not been included among the Assets of the Borrower or such Consolidated Subsidiary on such balance sheet, (ii) deferred liabilities, (iii) indebtedness of the Borrower or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Borrower or such Consolidated Subsidiary. As used in this definition, "liabilities" includes preference or preferred stock of the Borrower or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

          (iii) The "Assets" of any person means the whole or any part of its business, property, assets, cash and receivables.

          (iv) The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

       SECTION 5.11. Interest Coverage.

       The Borrower will not, as of the end of each quarter of each fiscal year of the Borrower, permit the ratio of EBITDA to Interest Expense for the twelve months then ended to be less than or equal to 150%.

       SECTION 5.12. Equity Capitalization Ratio.

       The Borrower will not, as of the end of each quarter of each fiscal year of the Borrower, permit the ratio of Consolidated Shareholders' Equity to Consolidated Total Capitalization to be less than 35%.

       SECTION 5.13. Restrictive Agreements.

       The Borrower will not permit Energy or Oncor to enter into any agreement restricting the ability of Energy or Oncor to make payments, directly or indirectly, to its shareholders by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments or any other agreement or arrangement that restricts the ability of Energy or Oncor to make any payment, directly or indirectly, to its shareholders, other than pursuant to the terms of preferred stock or Equity-Credit Preferred Securities issued by Energy or Oncor or any of their respective Subsidiaries, if the effect of such agreement is to subject Energy or Oncor or any of their respective Subsidiaries to restrictions on such payments greater than those to which such Subsidiary was subject on July 31, 2002. All such agreements to which Energy or Oncor is a party as of the date hereof are listed in Schedule 5.13 hereto.

                                   Article VI
                                EVENTS OF DEFAULT

       In case of the happening of any of the following events (each an "Event of Default"):

       (a) any representation or warranty made or deemed made by the Borrower in or in connection with the execution and delivery of this Agreement or the Extensions of Credit hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

        (b) default shall be made by the Borrower in the payment of any principal of any Loan or any reimbursement obligation in respect of any Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof;

        (c) default shall be made by the Borrower in the payment of any interest on any Outstanding Credit or any Fee or any other amount (other than an amount referred to in subsection (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

        (d) default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 5.01,
5.11 or 5.12;

        (e) default shall be made by the Borrower (i) in the due observance or performance of any covenant, condition or agreement contained in Section 5.09 and such default shall continue unremedied for a period of 5 days or (ii) in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c), (d) or (e)(i) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Lender to the Borrower;

        (f) the Borrower shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $50,000,000, when and as the same shall become due and payable, subject to any applicable grace periods, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity;

        (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of the Borrower or any Significant Subsidiary, under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary or (iii) the winding up or liquidation of the Borrower or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

        (h) the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
(ii)consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of it or such Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
(vii) take any action for the purpose of effecting any of the foregoing;

        (i) a Change in Control shall occur;

        (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower and such judgment or order shall remain undischarged or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower to enforce any such judgment or order;

        (k) an ERISA Event or ERISA Events shall have occurred that reasonably could be expected to result in a Material Adverse Change; or

    (l) The Borrower shall no longer own, directly or indirectly, any of the following: (i) 80% of the common shares in Holdings, (ii) 80% of the common membership interests in Energy or (iii) 100% of the beneficial interests in LOC 2003 Trust.

then, and in every such event, and at any time thereafter during the continuance of such event, the Lender, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the right of the Borrower to request and receive Extensions of Credit and (ii) declare the Loans of the Borrower then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in subsection (g) or (h) above with respect to the Borrower, the right of the Borrower to request and receive Extensions of Credit shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

                                   Article VII
                                  MISCELLANEOUS

    SECTION 7.01. Notices.

    Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

    If to the Borrower, to TXU Business Services Company, Energy Plaza,
1601 Bryan Street, 33rd Floor, Dallas, TX 75201, Attention: Treasurer (Telecopy No. 214-812-2488);

    If to the Lender, c/o Wilmington Trust Company, Rodney Square North,
1100 North Market Street, Wilmington, DE 19890-0001, Attention: Corporate Capital Markets (facsimile: (302) 636-4145), with a copy to the Administrator, at TXU Business Services Company, Energy Plaza, 1601 Bryan Street, 33rd Floor, Dallas, TX 75201, Attention: Treasurer (Telecopy No. 214-812-2488).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

    SECTION 7.02.  Survival of Agreement.

    All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lender and shall survive the making or arrangement for of the Extensions of Credit by the Lender regardless of any investigation made by the Lender or on their behalf, and shall continue in full force and effect as long as there are any Outstanding Credits or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitment have not been terminated or any Letter of Credit is available to be drawn.

     SECTION 7.03. Binding Effect.

     This Agreement shall become effective when it shall have been executed by the Borrower and the Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights hereunder or any interest herein without the prior consent of the Lender.

     SECTION 7.04. Successors and Assigns.

     (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

    (b) The Borrower shall not assign or delegate any rights and duties hereunder without the prior written consent of the Lender, and any attempted assignment or delegation (except as a consequence of a transaction expressly permitted under Section 5.09) by the Borrower without such consent shall be void.

    (c) The Lender may not assign or grant participations in Extensions of Credit or the Commitment other than as collateral to secure its obligations under the New Trust Facility (unless and until the party secured by such collateral has exercised its remedies as a secured creditor in respect of such collateral). If and for so long as no Event of Default shall have occurred and be continuing, the Lender will not agree to any assignment by any lender under the New Trust Facility without the consent of the Borrower, which consent will not be unreasonably withheld.

    SECTION 7.05. Expenses; Indemnity.

    (a) The Borrower agrees to pay all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) incurred by the Lender in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (but only if such amendments, modifications or waivers are requested by the Borrower) (whether or not the transactions hereby contemplated are consummated), or incurred by the Lender in connection with the enforcement of its rights in connection with this Agreement, or the Extensions of Credit made hereunder, including the reasonable fees and disbursements of counsel for the Lender in the case of enforcement following an Event of Default.

    (b) The Borrower agrees to indemnify the Lender against any loss, calculated in accordance with the next sentence, or reasonable expense which the Lender may sustain or incur as a consequence of (i) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder (including as a result of the Borrower's failure to fulfill any of the applicable conditions set forth in Article IV) after irrevocable notice of such Loan, refinancing, conversion or continuation has been given pursuant to Section 2.03, (ii) any payment, prepayment or conversion, or assignment of a Eurodollar Loan required by any provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (iii) any default in payment or prepayment of the principal amount of any Outstanding Credit or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (iv) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred by the Lender in liquidating or employing deposits from third parties, or with respect to Commitment made or obligations undertaken with third parties, to effect or maintain any Loan hereunder or any part thereof as a Eurodollar Loan. Such loss shall include an amount equal to the excess, if any, as reasonably determined by the Lender, of (x) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced, converted or not borrowed (assumed to be the LIBO Rate) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan that would have commenced on the date of such failure) over (y) the amount of interest (as reasonably determined by the Lender) that would be realized by the Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be.

    (c) The Borrower agrees to indemnify the Lender, each of its Affiliates and the directors, officers, employees and agents of the foregoing (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the preparation, execution, delivery, enforcement, performance and administration of this Agreement, (ii) the use of proceeds of the Extensions of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(B) result from any litigation brought by such Indemnitee against the Borrower or by the Borrower against such Indemnitee, in which a final, nonappealable judgment has been rendered against such Indemnitee; provided, further, that the Borrower agrees that it will not, nor will it permit any of its Subsidiaries to, without the prior written consent of each Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 7.05(c) (whether or not any Indemnitee is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

    (d) The Borrower hereby agrees to reimburse and indemnify the Lender upon demand for all costs and expenses incurred by the Lender in connection with providing the Commitment, the funding of the Loans and the procurement of the Letters of Credit, including, without limitation, all such costs and expenses relating to any obligation of the Lender to secure its repayment obligations with respect to money borrowed to fund the Loans and its reimbursement obligations with respect to the Letters of Credit.

    (e) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Outstanding Credits, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Lender. All amounts due under this Section shall be payable on written demand therefor.

    (f) A certificate of the Lender setting forth any amount or amounts which the Lender is entitled to receive pursuant to subsection (b) or (d) of this Section and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error.

    SECTION 7.06. Limitation on Liability of the Trustee.

    It is expressly understood and agreed by the parties that (i) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Trustee, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement (LOC 2003 TRUST), dated July 28, 2003, between Wilmington Trust Company, as trustee, and the Borrower, as beneficial owner, (ii) each of the representations, undertakings and agreements herein made on the part of the Lender is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose for binding only the Lender, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Lender or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Lender under this Agreement or any other related documents.

    SECTION 7.07. Right of Setoff.

    If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

    SECTION 7.08. Applicable Law.

    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

    SECTION 7.09. Waivers; Amendment.

    (a) No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any of its Subsidiaries in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

    (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

    SECTION 7.10. Entire Agreement.

    This Agreement (including the schedules and exhibits hereto) represents the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement, whether written or oral, among the parties with respect to the subject matter hereof, is superseded by this Agreement. There are no unwritten oral agreements between the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    SECTION 7.11. Severability.

    In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

    SECTION 7.12. Counterparts.

    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.03.

    SECTION 7.13. Headings.

    Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

    SECTION 7.14. Interest Rate Limitation.

    (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by the Lender, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable on the Outstanding Credits, together with all Charges payable to the Lender, shall be limited to the Maximum Rate.

    (b) If the amount of interest, together with all Charges, payable for the account of the Lender in respect of any interest computation period is reduced pursuant to subsection (a) of this Section and the amount of interest, together with all Charges, payable for the Lender's account in respect of any subsequent interest computation period, computed pursuant to Section 2.07, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for the Lender's account in respect of such subsequent interest computation period shall, to the extent permitted by applicable law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of the Lender has been increased pursuant to this subsection (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to subsection (a) of this Section.

    SECTION 7.15.     Jurisdiction; Venue.

    (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to subsection (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

    (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

    SECTION 7.16. Confidentiality.

    The Lender shall use its best efforts to hold in confidence all information, memoranda, or extracts furnished to the Lender by the Borrower hereunder or in connection with the negotiation hereof; provided that the Lender may disclose any such information, memoranda or extracts (i) to its Affiliates, accountants or counsel, (ii) to any regulatory agency having authority to examine the Lender, (iii) as required by any legal or governmental process or otherwise by law, (iv) except as provided in the last sentence of Section 5.03, to any person to which the Lender sells or proposes to sell an assignment or a participation in its Outstanding Credits hereunder, if such other person agrees for the benefit of the Borrower to comply with the provisions of this Section and (v) to the extent that such information, memoranda or extracts shall be publicly available or shall have become known to the Lender independently of any disclosure by the Borrower hereunder or in connection with the negotiation hereof. Notwithstanding the foregoing, the Lender may disclose the provisions of this Agreement and the amounts, maturities and interest rates of its Loans to any purchaser or potential purchaser of the Lender's interest in any Loan. Notwithstanding the foregoing, the Borrower and the Lender (and each officer, director, employee, representative, agent and advisor of each party hereto) may disclose to any and all persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated by this letter and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such "tax treatment" and "tax structure". The foregoing is intended to comply with the presumption set forth in Treasury Regulation Section 1.6011-4(b)(3)(iii) and should be interpreted in a manner consistent with such regulation.

                            [Signature pages follow]

                  Signature Page to TXU Corp. Credit Agreement
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   TXU CORP.



                                   By /s/ Kirk R. Oliver
                                      ---------------------------------
                                      Kirk R. Oliver
                                      Treasurer and Assistant Secretary



                Signature Page to TXU Corp. Credit Agreement

                                LOC 2003 TRUST

                                By WILMINGTON TRUST COMPANY, not in its
                                individual capacity, but solely in its capacity as Trustee


                               By /s/ Kathleen A. Pedelini
                               ----------------------------------------------
                               Name:    Kathleen A. Pedelini
                               Title:   Financial Services Officer





                Signature Page to TXU Corp. Credit Agreement

                                                                     EXHIBIT A
                                                        Form of Lending Request



                                 LENDING REQUEST

                                                              [Date]


LOC 2003 Trust
c/o Wilmington Trust Company
Rodney Square North
1110 North Market Street
Wilmington, DE 19890-0001
Attention:  Corporate Trust Administration


Ladies and Gentlemen:

         The undersigned, TXU Corp. (the "Borrower"), refers to the Credit Agreement, dated as of August 8, 2003 (as amended, modified, extended or restated from time to time, the "Agreement"), between the Borrower and LOC 2003 Trust (the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Agreement that it requests a Loan under the Agreement, and in that connection sets forth below the terms on which such Loan is requested to be made:

         (A) Date of Loan (which is a Business Day) (B) Principal amount of Loan1 (C) Interest rate basis2 (D) Interest Period and the last day thereof3

         Upon acceptance of any or all of the Loans made by the Lender in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article IV of the Agreement have been satisfied.

                                         Very truly yours,

                                         TXU CORP.



-----------------------
     1 Not less than $25,000,000 (and in integral multiples of $5,000,000) or greater than the Commitment then available.
     2   Eurodollar Loan or ABR Loan.
     3 Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                                      By _________________________________
                                         Name:
                                         Title: [Financial Officer]

                                                                      EXHIBIT B
                                                   Form of Request for Issuance


                              REQUEST FOR ISSUANCE


                                                              [Date]


LOC 2003 Trust
c/o Wilmington Trust Company
Rodney Square North
1110 North Market Street
Wilmington, DE 19890-0001
Attention:  Corporate Trust Administration

Ladies and Gentlemen:

         The undersigned, TXU Corp. (the "Borrower"), refers to the Credit Agreement, dated as of August 8, 2003 (as amended, modified, extended or restated from time to time, the "Agreement"), between the Borrower and LOC 2003 Trust (the "Lender"), and hereby gives you notice, irrevocably, pursuant to Section ___ of the Agreement, that the undersigned hereby requests the issuance of a Letter of Credit, and in connection therewith sets forth below the terms on which such Letter of Credit is to be issued:

(i) the requested date of issuance (which is a Business Day) is _______________;1 and

(ii) the expiration date (which shall be no later than the fifth Business Day preceding the Maturity Date) of the Letter of Credit requested hereby is ______________;2 and

(iii) the proposed stated amount of the Letter of Credit requested hereby is $_________________;3 and

(iv) the beneficiary of the Letter of Credit requested hereby is _____________________, with an address at
              __________________________; and

(v) the conditions under which a drawing may be made under such Letter of Credit are as follows:
              -----------------------;

-------------------------
1 If the Request for Issuance is a request for extension of the stated maturity of a Letter of Credit or a modification or amendment of the terms thereof, set forth the date of effectiveness of such extension, modification or amendment.

2 Modify request as appropriate if used in connection with the extension, modification or amendment of a Letter of Credit.

3 The proposed stated amount shall be not less than $1,000,000, unless otherwise agreed to by the Lender.

(vi) attached hereto is a consent of the beneficiary of the Letter of Credit to the modification of the Letter of Credit hereby requested.4


         Upon the issuance of the Letter of Credit in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to an issuance of a Letter of Credit that are specified in
Article IV of the Agreement have been satisfied.

                                           Very truly yours,

                                            TXU CORP.


                                           By --------------------------------
                                                Name:
                                                Title: [Financial Officer]





----------------------
4 Include only if the Request for Issuance relates to an amendment or modification of a Letter of Credit.

                                                       SCHEDULE 5.13


                             RESTRICTIVE AGREEMENTS


The Mortgage and Deed of Trust, dated as of December 1, 1983, from TXU Electric Company to Irving Trust Company (now The Bank of New York), Trustee, as amended and supplemented from time to time and as assumed by Oncor.